Exhibit 99.1

MasterCard Incorporated Reports

First-Quarter 2013 Financial Results

•	First-quarter net income of $766 million, or $6.23 per diluted share

•	First-quarter net revenue increase of 8%, to $1.9 billion

•	First-quarter gross dollar volume up 12% and purchase volume up 10%

Purchase, NY, May 1, 2013 – MasterCard Incorporated (NYSE: MA) today announced financial results for the first quarter of 2013. The company reported net income of $766 million, up 12%, and earnings per diluted share of $6.23, up 16%, in each case versus the year-ago period.

Net revenue for the first quarter of 2013 was $1.9 billion, an 8% increase versus the same period in 2012. Adjusted for currency, net revenue increased 9%. Net revenue growth was driven by the impact of the following:

•	A 12% increase in gross dollar volume, on a local currency basis, to $947 billion;

•	An increase in cross-border volumes of 16%; and

•	An increase in processed transactions of 12%, to 8.7 billion.

These factors were partially offset by an increase in rebates and incentives, primarily due to increased volumes and new and renewed agreements.

Worldwide purchase volume during the quarter was up 10% on a local currency basis versus the first quarter of 2012, to $690 billion. As of March 31, 2013, the company’s customers had issued 1.9 billion MasterCard and Maestro-branded cards.

“We are pleased with our first-quarter results as we delivered solid performance that met our expectations despite the mixed global economic environment,” said Ajay Banga, MasterCard president and CEO. “Since the start of the year, we have had steady momentum in new business, as well as product innovations. We signed new consumer credit agreements with Bank of America and TD Bank and secured significant wins in our APMEA region with Qantas, South Africa’s NedBank, and Japan’s Rakuten. We also signed an alliance with the Alibaba Group to explore opportunities in the Chinese market. In addition, we advanced our mobile and digital strategy with the commercial launch of MasterPass.”

Total operating expenses increased 6%, to $799 million, during the first quarter of 2013 compared to the same period in 2012. The increase was primarily driven by higher personnel expenses.

Operating income for the first quarter of 2013 increased 11% over the year-ago period and the company delivered an operating margin of 58.1%.

-more-

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MasterCard’s effective tax rate was 30.5% in the first quarter of 2013, versus a rate of 31.8% in the comparable period in 2012. The decrease was primarily due to a more favorable geographic mix of earnings and a benefit from a deduction related to the company’s authorization software.

During the first quarter of 2013, MasterCard repurchased approximately 1,480,000 shares of Class A common stock at a cost of approximately $766 million. Quarter-to-date through April 25, the company repurchased an additional 341,500 shares at a cost of approximately $182 million, with $1.7 billion remaining under the current repurchase program authorization.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter financial results. The dial-in information for this call is 888-771-4371 (within the U.S.) and 847-585-4405 (outside the U.S.), and the passcode is 34404423. A replay of the call will be available for one week and can be accessed by dialing 888-843-7419 (within the U.S.) and 630-652-3042 (outside the U.S.), and using passcode 34404423.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at mastercard.com.

Non-GAAP Financial Information

The presentation of growth rates adjusted for currency represent a non-GAAP measure and are calculated by remeasuring the prior period’s results using the current period’s exchange rates.

About MasterCard Incorporated

MasterCard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry. We operate the world’s fastest payments processing network, connecting consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories. MasterCard’s products and solutions make everyday commerce activities – such as shopping, traveling, running a business and managing finances – easier, more secure and more efficient for everyone. Follow us on Twitter @MasterCardNews, join the discussion on the Cashless Conversations Blog and subscribe for the latest news.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under

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the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements related to the Company’s business prospects, including the ability to advance its mobile and digital payments strategy through the commercial launch of MasterPass.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2012, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2013, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Jim Issokson, james_issokson@mastercard.com, 914-249-6286

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
	(in millions, except per share data)
Net Revenue	$1,906	$1,758
Operating Expenses
General and administrative	608	579
Advertising and marketing	129	125
Depreciation and amortization	62	54

Total operating expenses	799	758

Operating income	1,107	1,000
Other Income (Expense)
Investment income	8	9
Interest expense	(5)	(6)
Other income (expense)	(8)	(3)

Total other income (expense)	(5)	—

Income before income taxes	1,102	1,000
Income tax expense	336	318

Net Income	$766	$682

Basic Earnings per Share	$6.25	$5.38

Basic Weighted-Average Shares Outstanding	123	127

Diluted Earnings per Share	$6.23	$5.36

Diluted Weighted-Average Shares Outstanding	123	127

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2013	December 31, 2012
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$1,984	$2,052
Restricted cash for litigation settlement	724	726
Investment securities available-for-sale, at fair value	3,036	2,951
Accounts receivable	941	925
Settlement due from customers	670	1,117
Restricted security deposits held for customers	812	777
Prepaid expenses and other current assets	488	681
Deferred income taxes	128	128

Total Current Assets	8,783	9,357
Property, plant and equipment, net	468	472
Deferred income taxes	59	60
Goodwill	1,042	1,092
Other intangible assets, net	637	672
Other assets	820	809

Total Assets	$11,809	$12,462

LIABILITIES AND EQUITY
Accounts payable	$262	$357
Settlement due to customers	624	1,064
Restricted security deposits held for customers	812	777
Accrued litigation	724	726
Accrued expenses	1,703	1,748
Other current liabilities	289	234

Total Current Liabilities	4,414	4,906
Deferred income taxes	99	104
Other liabilities	540	523

Total Liabilities	5,053	5,533
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000,000,000 shares, 133,837,376 and 133,604,903 shares issued and 117,171,534 and 118,405,075 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200,000,000 shares, 4,736,468 and 4,838,840 issued and outstanding, respectively	—	—
Additional paid-in-capital	3,648	3,641
Class A treasury stock, at cost, 16,665,842 and 15,199,828 shares, respectively	(4,902)	(4,139)
Retained earnings	8,047	7,354
Accumulated other comprehensive income (loss)	(50)	61

Total Stockholders’ Equity	6,743	6,917
Non-controlling interests	13	12

Total Equity	6,756	6,929

Total Liabilities and Equity	$11,809	$12,462

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
	(in millions)
Operating Activities
Net income	$766	$682
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62	54
Share-based payments	(23)	(53)
Deferred income taxes	(5)	(14)
Other	16	8
Changes in operating assets and liabilities:
Accounts receivable	(25)	7
Income taxes receivable	149	—
Settlement due from customers	433	(43)
Prepaid expenses	(7)	(53)
Accounts payable	(93)	(88)
Settlement due to customers	(423)	(88)
Accrued expenses	(30)	1
Net change in other assets and liabilities	52	14

Net cash provided by operating activities	872	427

Investing Activities
Purchases of investment securities available-for-sale	(934)	(398)
Purchases of property, plant and equipment	(20)	(12)
Capitalized software	(22)	(39)
Proceeds from sales of investment securities available-for-sale	576	43
Proceeds from maturities of investment securities available-for-sale	257	111
Proceeds from maturities of investment securities held-to-maturity	36	—
Investment in nonmarketable equity investments	(2)	(7)
Other investing activities	2	—

Net cash used in investing activities	(107)	(302)

Financing Activities
Purchases of treasury stock	(766)	(248)
Dividends paid	(37)	(19)
Tax benefit for share-based compensation	14	33
Cash proceeds from exercise of stock options	5	14
Other financing activities	1	—

Net cash used in financing activities	(783)	(220)

Effect of exchange rate changes on cash and cash equivalents	(50)	45

Net decrease in cash and cash equivalents	(68)	(50)
Cash and cash equivalents - beginning of period	2,052	3,734

Cash and cash equivalents - end of period	$1,984	$3,684

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2013
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$269	20.2%	22.2%	$178	19.1%	1,827	$91	28.7%	720	358	388
Canada	30	3.9%	4.6%	27	5.1%	308	3	-0.2%	6	43	52
Europe	275	13.3%	13.0%	191	10.2%	2,727	84	19.9%	494	269	284
Latin America	80	10.5%	14.7%	48	17.7%	1,015	32	10.6%	181	115	134

Worldwide less United States	653	15.2%	16.4%	443	14.1%	5,878	210	21.6%	1,400	785	859
United States	294	3.7%	3.7%	246	4.6%	4,363	48	-0.4%	302	291	329

Worldwide	947	11.4%	12.1%	690	10.5%	10,241	257	16.8%	1,702	1,076	1,188
MasterCard Credit and Charge Programs
Worldwide less United States	400	10.9%	12.5%	351	12.8%	4,095	49	10.5%	202	481	544
United States	134	1.5%	1.5%	127	2.4%	1,440	6	-13.7%	6	143	178

Worldwide	534	8.4%	9.6%	479	9.8%	5,535	55	7.1%	208	624	722
MasterCard Debit Programs
Worldwide less United States	253	22.7%	23.0%	92	19.0%	1,782	161	25.4%	1,199	304	314
United States	160	5.7%	5.7%	119	7.0%	2,923	41	2.0%	296	148	151

Worldwide	413	15.5%	15.6%	211	11.9%	4,706	202	19.8%	1,494	451	465

	For the 3 Months ended March 31, 2012
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$223	25.2%	23.7%	$151	23.6%	1,551	$72	24.0%	525	307	333
Canada	29	8.5%	10.2%	26	12.2%	290	3	-5.3%	6	39	47
Europe	242	13.4%	18.7%	173	14.6%	2,364	70	30.4%	421	229	245
Latin America	72	16.8%	23.6%	44	29.4%	907	28	15.6%	174	107	130

Worldwide less United States	567	18.0%	20.8%	394	19.3%	5,112	173	24.3%	1,125	682	755
United States	283	14.1%	14.1%	235	13.2%	4,176	48	19.1%	301	279	312

Worldwide	850	16.7%	18.5%	629	16.9%	9,289	221	23.2%	1,425	961	1,067
MasterCard Credit and Charge Programs
Worldwide less United States	361	16.0%	17.9%	317	19.0%	3,702	44	10.7%	181	451	512
United States	132	7.4%	7.4%	124	8.2%	1,458	7	-4.6%	7	147	176

Worldwide	493	13.6%	14.9%	441	15.7%	5,160	52	8.2%	187	598	688
MasterCard Debit Programs
Worldwide less United States	206	21.6%	26.1%	77	20.4%	1,410	129	29.8%	944	231	243
United States	152	20.7%	20.7%	111	19.3%	2,719	41	24.7%	294	132	135

Worldwide	358	21.2%	23.8%	188	19.8%	4,128	170	28.6%	1,238	362	379

APMEA = Asia Pacific / Middle East / Africa

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts and cards on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts that do not generally have physical cards associated with them.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

In 2012, certain MasterCard Debit and Credit Programs in the Europe region have changed due to a reclassification of programs. There is no impact at the All MasterCard Programs level. In addition, Purchase Transactions for certain Credit Programs in the Latin America region have been revised due to changes from several customers. MasterCard revenue is not impacted from these changes. Data for the comparable periods in 2012, 2011 and 2010 have been revised to be consistent with these approaches.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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